UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11710 Plaza America Drive, Suite 2000
Reston, VA 20190
(Address of principal executive offices, including zip code)

(571) 730-1200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2016, Lightbridge Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with General International Holdings, Inc. (the “Purchaser”), pursuant to which the Purchaser will purchase 5,100,000 shares of the Company’s newly created Non-Voting Series A Convertible Preferred Stock (the “Preferred Stock”) for $2.8 million or approximately $0.55 per share (the “Offering”), subject to the terms and conditions set forth in the Purchase Agreement.

The Preferred Stock is non-voting and will be convertible at the option of the holder into shares of the Company’s common stock initially on a one-for-one basis. Dividends will accrue on the Preferred Stock at the rate of 7% per year and will be paid in-kind. The Company has the option of forcing the conversion of the Preferred Stock if the trading price for the Company’s common stock is more than two times the applicable conversion price (approximately $0.55 per share) before the third anniversary of the issuance of the Preferred Stock, or if the trading price is more than three times the applicable conversion price following the third anniversary of issuance. The Company may also redeem the Preferred Stock following the third anniversary of the issuance.

The closing of the Offering is subject to certain conditions, including the Company’s entry into an Investors Rights Agreement with the Purchaser and the continued listing of the Company’s common stock on the Nasdaq Capital Market following the hearing scheduled for July 21, 2016. At the closing, Mr. Xingping Hou, the president of the Purchaser, will become a member and the co-chairman of the board of directors. The Company expects to use the proceeds from the Offering for general corporate purposes, including but not limited to research and development. The Company did not use an underwriter or placement agent in connection with the Offering.

The issuance of the Preferred Stock and underling common stock under the Purchase Agreement is exempt from registration under the Securities Act of 1933, as amended, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

The Investors Rights Agreement will contain customary registration rights whereby the Company will agree to register the shares of common stock issuable upon conversion of the Preferred Stock. The Investors Rights Agreement will also provide the Purchaser with participation rights for future equity offerings until the third anniversary of the closing date, will impose volume limitations on the Purchaser’s ability to sell common stock following conversion of the Preferred Stock, and will limit the Purchaser’s ability to direct the voting of the common stock issuable upon conversion of the Preferred Stock to 9.99% of the Company’s outstanding common stock.

The foregoing is a summary description of certain terms of the Purchase Agreement and the exhibits thereto and, by its nature, is incomplete. A copy of the Purchase Agreement, including the exhibits thereto, is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement and exhibits thereto.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including statements related to the closing under the Purchase Agreement and the use of proceeds therefrom. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s SEC filings. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 7.01 Regulation FD Disclosure.

On June 29, 2016, the Company issued a press release announcing that it has entered into the Purchase Agreement. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated June 28, 2016, between the Company and General International Holdings, Inc.

99.1	Press Release of Lightbridge Corporation, dated June 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2016

LIGHTBRIDGE CORPORATION

By:	/s/ Seth Grae
Name:	Seth Grae
Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement dated, June 28, 2016, between the Company and General International Holdings, Inc.

99.1	Press Release of Lightbridge Corporation, dated June 29, 2016